Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post–Effective Amendment to Registration Statement No. 033-15983 on Form N–1A of our report dated December 13, 2023, relating to the financial statements and financial highlights of Fidelity ZERO Total Market Index Fund, Fidelity ZERO International Index Fund, Fidelity ZERO Extended Market Index Fund, and Fidelity ZERO Large Cap Index Fund, and our reports dated December 15, 2023, relating to the financial statements and financial highlights of Fidelity SAI International Small Cap Index Fund and Fidelity Series International Index Fund, each a fund of Fidelity Concord Street Trust, appearing in the Annual Reports on Form N-CSR of Fidelity Concord Street Trust for the year ended October 31, 2023, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” or “Independent Registered Public Accounting Firms” in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

December 20, 2023